Exhibit 10.1

RIVIERA INVESTMENTS, INC.
1138 Hartzell Street
Pacific Palisades, CA 90272

November 13, 2008

Rubber Research Elastomerics, Inc.
4500 Main Street NE
Fridley, MN 55421
Attention: Mr. Michael Nugent, Chairman of the Board of Directors

Ladies and Gentlemen:

RIVIERA INVESTMENTS, INC., a California corporation (the “Lender”) is pleased to advise RUBBER RESEARCH ELASTOMERICS, INC., a Minnesota corporation (the “Borrower”), that the Lender, subject to the terms hereof agrees to extend to the Borrower a loan (the “Loan”) in the amount of Four Hundred Thousand and No/100ths Dollars ($400,000.00) (the “Maximum Amount”), Three Hundred Thousand and No/100ths dollars due within 5 business days of the above agreement date and One Hundred Thousand and No/100th dollars due within 6 months of the above agreement date to be used to for the purposes described on Exhibit A attached hereto, subject to the following terms and conditions:

(a) Documents; etc. The Borrower has delivered, or will deliver, to the Lender before the Loan is made, the following documents (this Agreement together with each of the following defined documents and each other instrument, document, guaranty, mortgage, deed of trust, chattel mortgage, pledge, power of attorney, consent, assignment, contract, notice, security agreement, lease, financing statement, patent, trademark or copyright registration, subordination agreement, trust account agreement, or other agreement executed and delivered by Borrower with respect to this Agreement or to create or perfect any security interest in any collateral securing the payment of the Loan (collectively the “Collateral) (in each case as originally executed and as amended, modified or supplemented from time to time) being sometimes hereinafter referred to collectively as the “Loan Documents” and individually as a “Loan Document”) and other items, all containing or to contain provisions acceptable to the Lender and its counsel:

(b) a demand note, dated as of even date herewith, in the amount of the Loan in the form provided by Lender (such demand note together with each renewal,

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replacement or substitute note therefore being the “Demand Note” or the “Note”) made payable by the Borrower to the order of the Lender in the form provided by the Lender and duly executed by the Borrower;

(c) Uniform Commercial Code searches from the filing offices in all states required by the Lender which reflect that no other Person holds a prior security interest in the assets of the Borrower except as permitted by Section 8(a);

(d) Certified Bylaws and Articles of Incorporation of Borrower;

(e) Resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance of the Loan Documents to which Borrower is a party;

(f) a certificate by the secretary or assistant secretary of Borrower certifying the names of the officers of Borrower authorized to sign the Loan Documents to which Borrower is a party on behalf of Borrower together with a sample of the true signatures of such officers;

(g) Evidence of Good Standing for Borrower of recent date issued by the Secretary of State of the State of Minnesota;

(h) a Security Agreement (the “Security Agreement”) in the form provided by the Lender, duly executed by Borrower;

(i) evidence of insurance required by any Loan Document;

(j) a deposit account control agreement with regards to the depository account (which shall be maintained with Northern Trust or such other domestic bank acceptable to the Lender in its sole discretion (the “Depository Bank”)) into which Disbursements will be funded (the “Disbursing Account”), in the form provided by Lender, duly executed by the Borrower and by the Depository Bank;

(k) such other approvals, certificates, opinions or documents as the Lender may reasonably request.

2. The Loan.

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(a) Loan. The Lender has agreed, on the terms and conditions stated herein, to make the Loan available to the Borrower in one or more disbursements (each a “Disbursement” and collectively, the “Disbursements”) from time to time on any business day during the period from the date hereof and ending on the earlier of (i) the date on which Lender delivers a Demand Notice to Borrower or (ii) October 15, 2009, 2009; provided, however, that in any event the Lender shall not be required to make any Disbursement if, after giving effect to such Disbursement, the outstanding principal amount of the Loan would exceed the Maximum Amount. Within the limits set forth above, the Borrower may obtain Disbursements from the Lender pursuant to this Section. Each Disbursement shall be in the minimum amount of the lesser of (a) $50,000; or (b) the remaining undisbursed portion of the Loan.

(b) Note. The Loan shall be evidenced by, and be payable in accordance with the terms of, the Note. The Lender shall maintain records of the amount of each payment under the Loan and of the amount of all payments on the Note. The aggregate outstanding principal amount under the Note set forth on the records of the Lender shall be rebuttable presumptive evidence of the principal amount owing and unpaid on Note.

(c) Interest on the Loan. The Borrower agrees to pay interest on the outstanding principal amount of the Loan from the date of the Loan until the Loan is paid at the rates and at the times specified in the Note.

(d) Borrowing Procedures and Conditions Precedent for all Disbursements.

(i) Notice. The Borrower shall give telephonic notice (promptly confirmed in writing by the Borrower if requested by the Lender) to the Lender of each requested Disbursement by not later than 11:00 a.m. (Minneapolis time) on the business day that is two days prior to the date on which such requested Disbursement is to be made. Each such request shall be accompanied by a detailed description of the costs being financed with such Disbursement and such other items as the Lender may, in its sole discretion request. So long as the conditions precedent to such extension of credit set forth in this Section and/or Section 5 are satisfied as of the date of such request, the Lender shall make such Disbursement by transferring the amount thereof in immediately available funds for credit to the Disbursing Account.

(ii) Conditions Precedent. Each request for a Disbursement shall be deemed a representation and warranty that all conditions precedent to such credit extension under Section 5 are satisfied as of the date of such request and as of the date of such extension.

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3. Payments. Any other provision of this Agreement to the contrary notwithstanding, the Borrower shall make all payments of interest on and principal of the Loan and all payments to the Lender with respect to payment of other fees, costs and expenses payable under any Loan Document in immediately available funds to the Lender at its address for notices hereunder without setoff or counterclaim. Each payment received by the Lender may be applied to the Borrower’s obligations to the Lender under this Agreement or any other Loan Document in such order of application as the Lender, in its sole discretion may elect.

4. Set-off, Etc. Upon the occurrence and during the continuance of an Event of Default, the Lender and each of its affiliates, may offset any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies of the Borrower then or thereafter with the Lender or such affiliate, or any obligations of the Lender or such affiliate to the Borrower, against the obligations of the Borrower arising under this Agreement or any other Loan Document. The Borrower hereby grants to the Lender and each of its affiliates a security interest in all such balances, credits, deposits, accounts or monies.

5. Conditions Precedent to All Credit Extensions. The obligation of the Lender to extend any credit to the Borrower shall be subject to the satisfaction of each of the following conditions, unless waived in writing by the Lender:

(a) The representations and warranties set forth in Section 6 shall be true and correct on the date of the requested credit extension and after giving effect thereto; and

(b) No Event of Default or event which, with notice and/or lapse of time, would constitute an Event of Default (such event being a “Default”) shall have occurred and be continuing on the date of the requested credit extension or after giving effect thereto.

6. Representations and Warranties. To induce the Lender to extend credit hereunder, the Borrower represents and warrants that:

(a) The Borrower is a corporation, validly organized, existing and in good standing under the laws of the state of Minnesota, has full power and authority to own its property and conduct its business substantially as presently conducted by it and is duly qualified to do business and is in good standing in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify would materially adversely affect Borrower’s condition (financial or otherwise), business, properties or assets;

(b) Borrower has full power and authority to enter into and to perform its obligations under the Loan Documents;

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(c) the Loan Documents constitute the legal, valid, and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of rights of creditors generally and by general equitable principles which may limit the right to obtain equitable remedies;

(d) Borrower’s execution, delivery and performance of the Loan Documents to which Borrower is a party have been duly authorized by all necessary corporate action, do not require the consent or approval of any Person which has not been obtained, and do not conflict with any agreement binding upon Borrower or any of Borrower’s property;

(e) other than any litigation described on Schedule 6(e) attached hereto, there is no litigation, bankruptcy proceeding, arbitration or governmental proceeding pending against any Borrower or affecting the business, property or operations of Borrower which, if determined adversely to Borrower, would have a material adverse effect on the condition (financial or otherwise), the business, property or operations of Borrower;

(f) neither the Borrower nor any member of a group which is under common control with the Borrower (the Borrower’s “ERISA Affiliates”) has maintained, established, sponsored or contributed to any employee benefit plan which is a defined benefit plan (“Plan”) covered by Title IV of the Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder (“ERISA”);

(g) (i) the proceeds of the Loan shall be used solely for the purposes enumerated on Exhibit A and (ii) no part of the proceeds of the Loan will be used by the Borrower for any purpose which violates, or which is inconsistent with, any regulations promulgated by the Board of Directors of the Federal Reserve System;

(h) (i) the Borrower is in compliance in all material respects with all federal, state and local laws, rules and regulations applicable to it including, without limitation, all pollution control and environmental regulations in each jurisdiction where it is doing business to the extent non-compliance could result in a material liability or otherwise have a material adverse effect on the Borrower; and (ii) the Borrower has no material liability for the release or threatened release of any toxic or hazardous waste, substance or constituent into the environment;

(i) the Borrower’s annual financial statements for the fiscal year that ended on March 31, 2008, and its interim unaudited financial statements dated September 30, 2008, copies of which have been furnished to the Lender, have been prepared in accordance with the generally accepted accounting principles consistently applied with those of the preceding fiscal year (such consistently applied generally accepted accounting principles being “GAAP”) and present fairly the financial condition of the Borrower as of such dates and the result of its operations for the periods then ended;

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(j) since March 31, 2008, neither the condition (financial or otherwise), the business, the properties nor the operations of the Borrower has been materially and adversely affected in any way;

(k) the Borrower has filed all Federal and State income tax and other tax returns which are required to be filed, and has paid all taxes as shown on said returns and all assessments received by the Borrower to the extent that such taxes have become due;

(l) the Borrower possesses adequate licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted;

(m) the Borrower is not in default of a material provision under any material agreement, instrument, decree or order to which it is a party or by which it or its property is bound or affected and assuming that this Agreement had been previously executed and delivered no Default or Event of Default has occurred and is continuing hereunder;

(n) the Borrower has good title to all of its properties and assets, including, without limitation, the Collateral, free and clear of all mortgages, security interests, liens and encumbrances, except as permitted by Section 8(a);

(o) Borrower is not subject to or in violation of any law, regulation or list of any government agency including, without limitation, the U.S. Office of Foreign Asset Control list, Executive Order 13224 or the USA PATRIOT Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”)) that prohibits or limits the conduct of business with or receiving of funds, goods or services to or for the benefit of certain Persons specified therein or that prohibits or limits Lender from making any Loan or extension of credit to Borrower or from otherwise conducting business with Borrower; and

(p) all representations and warranties contained in this Section 6 shall survive the delivery of the Loan Documents and the making of the Loan, and no investigation at any time made by or on behalf of Lender shall diminish its rights to rely thereon.

7. Affirmative Covenants. WITHOUT AFFECTING IN ANY WAY THE LENDER'S RIGHT TO DEMAND PAYMENT OF THE NOTE AND TERMINATE THE BORROWER’S RIGHT TO REQUEST TERM LOAN DISBURSEMENTS AT ANY TIME NOTWITHSTANDING THE BORROWER'S COMPLIANCE WITH THIS SECTION 7, The Borrower covenants and agrees with the Lender that for so long as the Loan or any other Obligation remains unpaid, the Borrower shall:

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(a) furnish to the Lender:

(i) as soon as available and in any event within 90 days after the end of each of the Borrower’s fiscal years, a copy of the Borrower’s annual report, including balance sheet and related statements of earnings, stockholders’ equity and cash flows for such fiscal year, with comparative figures for the preceding fiscal year, prepared in accordance with GAAP and audited by the Borrower’s current independent public accountants, or other independent public accountants satisfactory to the Lender and accompanied by the management letter, if any, delivered by such independent public accountants to the Borrower and the Borrower’s response thereto;

(ii) as soon as available and in any event within 30 days after the end of each month of the Borrower’s fiscal year, a copy of the Borrower’s internally prepared financial statements, consisting of a consolidated and consolidating balance sheet as of the close of such month and related statements of consolidated and consolidating earnings for such month and from the beginning of such fiscal year to the end of such month prepared in accordance with GAAP and in such form as the Lender, in its sole discretion, may require, and in each case, certified as accurate by the Borrower’s chief financial officer or treasurer;

(iii) with each financial statement required by Section 7(a)(i) or (ii) above: (A) a Compliance Certificate as of the end of the most recent reporting period in a form acceptable to the Lender and certified as accurate by the Borrower’s chief financial officer or treasurer;

(iv) if requested by Lender, within 10 days after the filing thereof, a copy of the Borrower’s income tax returns and related schedules;

(v) as soon as available and in any event no later than December 31 of each year, projections for the Borrower’s next fiscal year in a form acceptable to the Lender and certified by the Borrower’s chief financial officer or treasurer as having been prepared in good faith and representing the most probable course of the Borrower’s business during such fiscal year; and

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(vi) such other financial or other information or certification as the Lender may reasonably request;

(b) maintain and preserve its corporate existence;

(c) maintain insurance of such types and in such amounts as are maintained by companies of similar size engaged in the same or similar businesses and as may be required by any Loan Document; provided, however, that each policy insuring any Collateral securing the Loan shall name the Lender as lender loss payee;

(d) file all federal and state income tax and other tax returns (including, without limitation, withholding tax returns) which are required and make payments as required of such taxes; provided, however, that the Borrower shall not be required to pay any such tax so long as the validity thereof is being contested in good faith by appropriate proceedings and adequate book reserves shall have been set aside with respect thereto;

(e) reimburse the Lender for reasonable expenses, fees and disbursements (including, without limitation, reasonable attorneys’ fees and legal expenses), incurred in connection with the preparation or administration of this Agreement or the preparation or administration of any other Loan Document or the Lender’s enforcement of the obligations of the Borrower under any Loan Document, whether or not suit is commenced, which attorneys’ fees and legal expenses shall include, but not be limited to, any attorneys’ fees and legal expenses incurred in connection with any appeal of a lower court’s judgment or order;

(f) The Borrower shall comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject. Without limiting the foregoing sentence, the Borrower shall (a) ensure, and cause each subsidiary of Borrower (if any) to ensure, that no Person who owns a controlling interest in or otherwise controls the Borrower or any Subsidiary is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury, or included in any Executive Orders, and (b) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto;

(g) (i) promptly correct any defect or error that may be discovered in any Loan Document or in the execution, acknowledgment or recordation thereof; (ii) promptly upon request by the Lender, the Borrower also shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all deeds, conveyances, mortgages, deeds of trust, trust deeds, assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as the Lender may reasonably require from time to time in order: (A) to carry out more effectively the purposes of the Loan Documents; (B) to perfect and maintain the validity, effectiveness and priority of any security interests intended to be created by the Loan Documents; and (C) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto the Lender the rights granted now or hereafter intended to be granted to the Lender under any Loan Document or under any other instrument executed in connection with any Loan Document or that Borrower may be or become bound to convey, mortgage or assign to the Lender in order to carry out the intention or facilitate the performance of the provisions of any Loan Document; and

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(h) permit the Lender and its representatives at reasonable times and intervals and upon reasonable notice to visit the Borrower’s offices and inspect its books and records including, without limitation, permitting the Lender to examine any Collateral securing the Loans and reimburse the Lender for all examination fees and expenses incurred in connection with such examinations at its then current rate for such services and for its out-of-pocket expenses incurred in connection therewith.

8. Negative Covenants. WITHOUT AFFECTING IN ANY WAY THE LENDER'S RIGHT TO DEMAND PAYMENT OF THE NOTE AND TERMINATE THE BORROWER’S RIGHT TO REQUEST DISBURSEMENTS AT ANY TIME NOTWITHSTANDING THE BORROWER'S COMPLIANCE WITH THIS SECTION 8, the Borrower hereby agrees with the Lender that so long as the Loan remains unpaid the Borrower shall not, without the Lender’s prior written consent:

(a) create security interests or mortgages encumbering any of its assets except: (i) security interests in favor of the Lender; (ii) other security interests described on Schedule 8(a) attached hereto and incorporated herein by reference; or (iii) security interests created in connection with indebtedness described in Section 8(b)(iii), but only to the extent that: (A) such security interest attaches only to the equipment financed with such indebtedness, did not and does not attach to Borrower’s current assets and does not secure any other indebtedness; (B) no Default or Event of Default has occurred and is continuing at the time of the proposed creation of such security interest or would result therefrom; and/or (C) no portion of the purchase price of the relevant equipment has been funded by the trade-in of Borrower’s then, or previously, owned equipment or from proceeds from the sale, transfer or other disposition thereof if the Security Agreement requires Borrower to pay such money to the Lender for application to the Loan;

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(b) create, incur, assume or suffer to exist any indebtedness except: (i) the indebtedness under this Agreement or any other Loan Document; or (ii) current liabilities (other than borrowed money) incurred in the ordinary course of business. without the written consent of the Lender; or

(c) lease or sell all or any substantial portion of its property and business to any other entity or entities, whether in one transaction or a series of related transactions;

(d) consolidate with or merge into or with any other entity or entities;

(e) (i) assume, guarantee, endorse or otherwise become liable upon the obligation of any Person, firm or corporation except (A) pursuant to the Loan Documents; or (B) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, or (ii) sell any notes or accounts receivable with or without recourse;

(f) acquire, make or hold any investment in any other Person except cash and cash equivalents;

(g) engage in any business other than the business engaged in by the Borrower on the date of this Agreement, except where such other business activities constitute an insignificant portion of the Borrower’s total business activities;

(h) maintain, establish, sponsor or contribute to any Plan which is a defined benefit plan and shall not permit any of its ERISA Affiliates to do so except as previously disclosed to Lender in writing;

(i) declare or pay any dividends (except for stock dividends), purchase, redeem, retire or otherwise acquire for value any of the Borrower’s capital stock (or any warrant or option to purchase any such stock) now or hereafter outstanding, or return any capital to its stockholders as such; or

(j) make any loan or advance to, or otherwise extend any credit to, any of the Borrower’s officers, directors, shareholders, managers or Affiliates or to any member of such Person’s immediate family.

9. Event of Default. WITHOUT AFFECTING IN ANY WAY THE LENDER'S RIGHT TO DEMAND PAYMENT OF THE NOTE AND TERMINATE THE BORROWER’S RIGHT TO REQUEST DISBURSEMENTS AT ANY TIME NOTWITHSTANDING THE ABSENCE OF ANY OF THE FOLLOWING EVENTS, the occurrence of any one or more of the following shall constitute an Event of Default (“Event of Default”) hereunder:

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(a) the Borrower shall default in the due and punctual payment of any amount when due under the Note (including upon demand by Lender pursuant to a Demand Notice); or (ii) any other amount which is due and payable to the Lender under any Loan Document on the date when due;

(b) the Borrower shall default in the due performance or observance of any covenant set forth in Sections 7 or in Section 8;

(c) the Borrower shall default (other than those defaults covered by other subsections of this Section 9) in the due performance or observance of any other term, covenant, agreement or warranty contained in any Loan Document on its part to be performed, and such default shall continue for a period of 30 days;

(d) the Borrower shall default and fail to cure such default in the time provided therein, under the terms of any other agreement, indenture, deed of trust, mortgage, promissory note or security agreement governing the borrowing of money and: (i) the maturity of any amount owed under such document or instrument is accelerated; or (ii) such default shall continue unremedied or unwaived for a period of time to permit such acceleration;

(e) the Borrower shall become insolvent or generally fail to pay, or admit in writing the Borrower’s inability to pay its debts as they become due; or the Borrower shall apply for, consent to, or acquiesce in, the appointment of a trustee, receiver or other custodian or for Borrower’s property, or make a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian shall be appointed for Borrower or for a substantial part of Borrower’s property and not be discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding shall be commenced in respect of Borrower or be consented to or acquiesced in by Borrower or remain for 60 days undismissed; or Borrower shall take any action to authorize any of the foregoing;

(f) any judgments, writs, warrants of attachment, executions or similar process (not covered by insurance) shall be issued against Borrower or any of Borrower’s assets where the aggregate amount of such judgments, writs, warrants of attachment, executions or similar process exceed $15,000.00 and are not released, vacated, suspended, stayed, abated or fully bonded prior to any sale and in any event within 30 days after its issue or levy;

(g) Winston A. Salser (“Salser”) shall cease to serve in the capacity as the Borrower’s Chief Executive Officer;

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(h) the Lender, in its sole discretion, shall determine in good faith that there has been a material adverse change in the condition (financial or otherwise), business or property of Borrower;

(i) any representation or warranty set forth in this Agreement or any other Loan Document shall be untrue in any material respect on the date as of which the facts set forth are stated or certified;

(j) Borrower shall seek to revoke, repudiate or disavow the enforceability of any Loan Document;

(k) the occurrence of any “Event of Default”, as defined in Section 8 of that certain Amended and Restated CEO-Consultant Agreement dated as of October __, 2008 (the “Salser Employment/Consultant Agreement”), by and between Salser and the Borrower; or

(l) the Borrower shall use proceeds of the Loan for any purpose other than a purpose set forth on Exhibit A to this Agreement.

Upon the happening of: (1) any Event of Default described in Section 9(e), the full unpaid principal amount of the Note and all other obligations of the Borrower to the Lender shall automatically be due and payable without any declaration, notice, presentment, protest or demand of any kind (all of which are hereby waived); or (2) any other Event of Default or the delivery of a Demand Notice to Debtor, the Lender, upon written notice, may declare the outstanding principal amount of the Note and all other Obligations of the Borrower to the Lender to be due and payable without other notice, presentment, protest or demand of any kind, whereupon the full unpaid amount of the Note and any and all other Obligations, which shall be so declared due and payable, shall be and become immediately due and payable. In addition, the Lender may exercise any right or remedy available to it pursuant to any Loan Document, at law or in equity.

10. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” shall mean, with respect to the Borrower and any Person which directly or indirectly controls, is controlled by, or is under common control with the Borrower. One Person shall be deemed to control another Person if the controlling Person owns directly or indirectly 10% or more of any class of voting stock of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

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“Demand Note” shall have the meaning given in Section 1(b) of this Agreement.

“Demand Notice” means a notice delivered to Borrower by Lender making demand for full and final repayment of all outstanding and unpaid Obligations.

“GAAP”: means generally accepted accounting principles as in effect from time to time including, without limitation, applicable statements, bulletins and interpretations of the Financial Accounting Standards Board and applicable bulletins, opinions and interpretations issued by the American Institute of Certified Public Accountants or its committees.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, charge, security interest, encumbrance, lien (statutory or other), or any preference, priority or other security agreement or any preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any lease deemed under the Uniform Commercial Code to be intended for security, and the authorized filing by or against a Person as debtor of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

“Loan” shall have the meaning given in the introductory paragraph to this Agreement.

“Maximum Amount” shall have the meaning given in the introductory paragraph to this Agreement.

“Note” shall have the meaning given in Section 1(b) of this Agreement.

“Obligations” shall mean the Loan, all advances, debts, liabilities, obligations, covenants and duties, owing by Borrower to Lender of any kind or nature, present or future, which arise under this Agreement or any other Loan Document or by operation of law, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, opening, guarantying or confirming of a letter of credit, guaranty, indemnification or in any other manner, whether joint, several, or joint and several, direct or indirect (including those acquired by assignment or purchases), absolute or contingent, due or to become due, and however acquired. The term includes, without limitation, all principal, interest (including, without limitation, PIK Interest), fees, charges, expenses, attorneys’ fees, and any other sum chargeable to Borrower under this Agreement or any other Loan Document.

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“Person” shall mean any natural person, corporation, limited liability company, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision, or any other entity, whether acting in an individual, fiduciary or other capacity.

“PIK Interest” shall have the meaning given in the Note.

“Salser” shall have the meaning given in Section 9(g) of this Agreement.

“Salser Employment/Consultant Agreement” shall have the meaning given in Section 9(k) of this Agreement.

11. Miscellaneous.

(a) Notices Any notices or demands required or contemplated hereunder shall be written and shall be effective two days after the placing thereof in the United States mails postage prepaid, addressed to the relevant party at its address set forth on the signature page below or upon transmission by telecopy to the relevant party at the telecopy number set forth on the signature page below and a confirmation is received or at any other address or telecopy number as may be designated by the party in a notice to the other parties.

(b) GOVERNING LAW. THE VALIDITY, CONSTRUCTION, INTERPRETATION AND ENFORCEABILITY OF THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS TO WHICH THE BORROWER IS A PARTY SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

(c) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer its rights hereunder without the prior written consent of Lender.

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(d) Waivers, Amendments; etc. The provisions of this Agreement, or any other Loan Document, may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Lender.

(e) Inconsistencies, etc. In the event of any conflict or inconsistency between or among the provisions of this Agreement and any other Loan Document, it is intended that the provisions of this Agreement and such other Loan Document be enforceable except to the extent that the enforcement of such provisions is irreconcilable and, in that event, the provisions of this Agreement shall be controlling.

(f) WAIVER OF TRIAL BY JURY. THE BORROWER AND THE BANK EACH WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (i) UNDER THE LOAN DOCUMENTS OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR (ii) ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

(g) Limitation of Liability. Neither the Lender nor any affiliate of the Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue upon, any claim for any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to, this Agreement, the Note or any other Loan Document, or the transactions contemplated and the relationship established hereby or thereby, or any act, omission or event occurring in connection herewith or therewith.

(h) Entire Agreement; Document Construction. This Agreement, the Note and the other Loan Documents embody the entire agreement and understanding between the Borrower and the Lender with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement, the Note and each other Loan Document have been reviewed by all parties hereto and incorporate the requirements of such parties. Each party waives the rule of construction that any ambiguities are to be resolved against the party drafting the same and agrees such rules will not be employed in the interpretation of this Agreement, the Note or any other Loan Document.

Rubber Research Elastomerics, Inc.
November 13th, 2008

(i) Venue. AT THE OPTION OF THE BANK, THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT TO WHICH THE BORROWER IS A PARTY MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS, OR ST. PAUL, MINNESOTA; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, THE BANK AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

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Exhibit 10.1

RIVIERA INVESTMENTS, INC., a California corporation

By: /s/ Winston A. Salser
Name:  Winston A. Salser
Title:    Chief Executive Officer

Address:
1138 Hartzell Street
Pacific Palisades, CA 90272

Telecopy No.: (310) 459-1637

Accepted, acknowledged and agreed to as of December 1, 2008.

RUBBER RESEARCH ELASTOMERICS, INC., a Minnesota corporation

By /s/ Michael Nugent
Name: Michael Nugent
Its:      Chairman of the Board of Directors

4500 Main Street NE
Fridley, MN 55421
Attention: Michael Nugent, Chairman
Telecopy No.: (763) 572-2357

[Letter Loan Agreement Signature Page]

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Use of Proceeds of Loan

Schedule 2(a)	Locations

Schedule 6(e)	Litigation

Schedule 8(a)	Security Interests

Exhibit A

Use of Proceeds of Loan

Disbursements of the Loan shall be used exclusively for the following purposes:

1. Payment of Borrower’s legal expenses incurred with regards to litigation titled King and Miller v. RRE et.al, venued in Hennepin County District Court, case number 27-CV-06-10696.

2. Payments to Salser, pursuant to the Salser Employment/Consultant Agreement.

3. Working Capital for the Borrower.

Schedule 2(a)

Locations

1. 4500 Main Street NE, Fridley, MN 55421

SCHEDULE 6(e)
LITIGATION

Litigation styled as King and Miller v. RRE et.al, venued in Hennepin County District Court, case number 27-CV-06-10696

SCHEDULE 8(a)
Security Interests

None.